AMENDED AND RESTATED BY-LAWS

OF

MONGOLIA HOLDINGS, INC.

(A Delaware Corporation)

As amended and restated through

November 20, 2014

ARTICLE I.

REGISTERED OFFICE AND REGISTERED AGENT

1.1 Offices. Mongolia Holdings, Inc. (the “Corporation”) shall have and continuously maintain in the State of Delaware a registered office that may be, but not need be, the same as one of its places of business, and a registered agent, which agent may be either an individual resident in the State of Delaware, or a domestic corporation, or a foreign corporation, authorized to transact business in the State of Delaware.

1.2 Addresses. The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at that address is Corporation Service Company. The registered office and the registered agent may be changed from time to time by the Board of Directors of the Corporation (the “Board”). The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

2.1 Annual Meetings. The annual meeting of stockholders to elect directors shall be held at such place (within or without the State of Delaware), date and time as shall be designated by a resolution of the Board and stated in the notice of the meeting. Stockholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action may be in lieu of an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such actions. Any other proper business may be transacted at the annual meeting.

2.2 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the CEO or by the President or by a majority of the Board, or at the request in writing of the holders of record of a majority of the capital stock outstanding and entitled to vote.

2.3 Proxies. Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled in person or by proxy signed by him to one vote for each share of voting stock, such proxy to be valid for three years from its date, unless it provides for a longer period. Such right to vote shall be subject to the right of the Board to fix a record date for determining stockholders entitled to vote, as hereinafter provided, and if the directors shall not have exercised such right, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders, or for any other purpose, shall be the date prescribed by the laws of the Delaware General Corporation Law then in effect (the “DGCL”).

2.4 Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice shall be given not less than ten and not more than sixty days prior to the date of the meeting to each stockholder entitled to vote as such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, except where a longer or shorter period of notice is required by the DGCL.

2.5 Required Vote; Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if holders of a majority of the outstanding stock who would have been entitled to vote upon the action if such a meeting were held shall consent in writing to such corporate action being taken.

2.6 Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented and any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to any corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any changes, conversion or exchange of stock or for any other lawful purpose, the Board may fix a record date which, in the case of a meeting, shall not be more than sixty nor less than ten days before the date of such meeting; in the case of an action by written consent, shall not be more than ten days after the date upon which the resolution fixing such record date is adopted by the Board; and in the case of making any other determination or taking any other action, shall not be more than sixty days prior to any such determination or action. In no event shall the record date precede the date of adoption of the applicable Board resolution. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.8 Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as the owner of such shares and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE III.

DIRECTORS

3.1 Duties and Powers; Number. The property and business of the Corporation shall be managed and controlled by its Board, the exact number of which shall be fixed from time to time by resolution of the Board. The directors need not be stockholders. “Majority vote” shall mean in the case of meetings of the directors, an affirmative vote of a majority of the directors present and voting, provided that a quorum is present.

3.2 Election of Directors; Term. The directors, following the initial Board, shall be elected at the annual meeting of the stockholders, except as provided in this Article, and each director elected shall hold office until such director’s successor shall have been duly elected and shall have qualified or until his or her earlier resignation or removal.

3.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the Board of Directors, and a director so chosen shall hold office until the next annual election of directors or until such director’s successor shall have been duly elected and shall have qualified or until his or her earlier resignation or removal.

3.4 Annual Meeting. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such time and place as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors shall be present at such time and place, no prior notice of such meeting need be given to the directors.

3.5 Regular Meetings. The directors may meet regularly on such date and at such time as shall be designated from time to time by the Board. No notice of these meetings shall be required.

3.6 Special Meetings. Special meetings of the directors may be called by the Chairman of the Board, the CEO or by the President or by a majority of the directors then in office. Notice of a special meeting shall be given so as to be received at least one calendar day prior to the day on which such meeting is to be held.

3.7 Manner and Place of Meetings. Meetings may be held at such place within or without the State of Delaware as shall be fixed by the Board. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participate in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

3.8 Quorum; Vote. A majority of the entire Board shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured. At all meetings of the Board, each director is to have one vote.

3.9 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

3.10 Committees. The Board may designate one or more committees, each consisting of one or more of the directors of the Corporation, and may also designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution or resolutions adopted by the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent permitted by statute, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to approve or adopt, or recommend to the stockholders of the Corporation, any action or matter expressly required, pursuant to the DGCL, to be submitted to the stockholders for approval, or to adopt, amend or repeal any By-law of the Corporation.

ARTICLE IV.

OFFICERS OF THE CORPORATION

4.1 Titles. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may from time to time be chosen by the Board. One person may hold the offices of President or Vice President and the additional offices of Chief Executive Officer, Chief Financial Officer, Secretary and/or Treasurer. A Chairman of the Board and a Vice Chairman of the Board may also be elected by the Board and a person holding the office of Chairman or Vice Chairman of the Board may hold the additional offices of President or Vice President (if any), Chief Executive Officer, Chief Financial Officer, Secretary and/or Treasurer.

4.2 Term. Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until his or her earlier resignation or removal. Any officer elected by the Board may be removed either with or without cause at any time by majority vote of the Board. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by majority vote of the Board.

4.3 Chairman of the Board. The Chairman of the Board, if any, shall preside over all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him or her from time to time by the Board.

4.4 Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall be vested with all the powers to perform all the duties of the Chairman of the Board in his or her absence or disability, and shall have such other duties as may be assigned to him or her from time to time by the Board.

4.5 Chief Executive Officer. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation; in the absence of the Chairman of the Board, or if there be no Chairman, he or she shall preside at all meetings of the shareholders or Directors at which he is present; he shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.

4.6 President. Shall be primarily responsible for the execution for the Company’s business plan according to its financial model and shall report directly to the CEO and Board of Directors.

4.7 Vice President(s). The Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation by the Board, then in the order of their election), shall be vested with all the powers to perform all the duties of the President in his or her absence or disability and shall perform such other duties as may be prescribed by the Board from time to time.

4.8 Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of such meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the executive committee and for any standing committees, if any, when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he or she shall act. He or she shall have custody of the Corporation’s seal and he or she, or an Assistant Secretary, shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

4.9 Assistant Secretary. The Assistant Secretary, if any (or if there be more than one, the Assistant Secretaries in the order determined by the Board or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

4.10 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board may prescribe. The Treasurer shall give the Corporation a bond, if required by the Board for the faithful performance of the duties of his or her office and the restoration to the Corporation, in case of his or her death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession, belonging to the Corporation. He or she shall also perform such other duties as the Board or the President may from time to time prescribe or require.

4.11 Assistant Treasurer. The Assistant Treasurer, if any (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, if any or if there be no such determination then in the order of their election), in the absence of the Treasurer or in the event of his or her inability or refusal to act, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board or President may from time to time prescribe or require.

4.12 Delegation of Duties of Officers. In the case of the absence or disability of any officer of the Corporation, the Board may delegate the powers or duties of any such officer to any other officer or to any director of the Corporation on a temporary basis.

ARTICLE V.

STOCK

5.1 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the President, Chief Executive Officer, or a Vice President and by the Treasurer and/or the Secretary, certifying the number of shares owned by him or her in the Corporation.

5.2 Replacement of Stock Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an Affidavit of the fact by the person claiming the certificate being lost, stolen or destroyed as the Board may deem satisfactory. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. A new certificate may be issued without requiring bond when, in the judgment of the Board, it is proper to do so.

5.3 Transfers of Stock. Upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer the shares, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.

5.4 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock at such rate as may be fixed by the Board consistent with any limitations found within the Corporation’s Certificate of Incorporation or these By-laws.

5.5 Reserves for Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VI.

LIABILITY OF DIRECTORS

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII.

INDEMNIFICATION AND ADVANCEMENTS

7.1 Indemnification. All directors, officers, employees or agents of the Corporation or anyone serving as a director, officer, employee or agent of another corporation at the request of the Corporation shall be indemnified by the Corporation to the fullest extent and in the manner permitted by Section 145 of the DGCL.

7.2 Advances. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be advanced by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt from such person of the undertaking required by the DGCL.

ARTICLE VIII.

GENERAL

8.1 Notices. Whenever, under the provisions of the statutes or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors and to members of any committee of the Board may also be given by courier or messenger, by telegraph, facsimile, electronic mail or other recorded form of communication, or may be delivered personally or by telephone.

8.2 Waivers. Whenever any notice is required to be given under the provisions of the statutes or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

8.3 Contracts. In addition to, and specifically not in limitation of, such authority as may be granted to them under the DGCL, the Board may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

8.4 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board, and standing committees. The books, accounts and records of the Corporation, except as otherwise required by the DGCL, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by resolution of the Board.

8.5 Litigation Costs. To the fullest extent permitted by law, at any time in the future, in the event that (i) any current or prior stockholder or anyone on their behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation and/or any director, officer, employee or affiliate of the Corporation, and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation and any such director, officer, employee or affiliate of the Corporation, the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorney's fees and other litigation expenses) (collectively, “Litigation Costs”) that the parties may incur in connection with such Claim.  The Claiming Party shall be responsible for its own Litigation Costs in connection with any Claim and in no event shall the Claiming Party be entitled to recover Litigation Costs from the Company in connection with a Claim.

8.6. Severability. If any provision (or any part thereof) of these By-laws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these By-laws (including, without limitation, each portion of any section of these By-laws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these By-laws (including, without limitation, each such portion containing any such provision held to be invalid, illegal or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the provision held invalid, illegal or unenforceable, and (b) permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service.  Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto, as the case may be.